SUB-ADVISORY AGREEMENT

         Agreement, dated as of the 30th day of April, 1997, by and between Voyageur Asset Management LLC (the "Adviser"), a Minnesota corporation, and Segall Bryant & Hamill, a Minnesota general partnership (the "Sub-Adviser").

         WHEREAS, VAM Institutional Funds, Inc., a Minnesota corporation (the "Company"), on behalf of Segall Bryant & Hamill Growth and Income Fund, a separately managed series of the Company (the "Fund"), has appointed the Adviser as the Fund's investment adviser pursuant to an Investment Advisory Agreement dated as of April 30, 1997, as amended (the "Advisory Agreement");

         WHEREAS, pursuant to the terms of the Advisory Agreement, the Adviser desires to appoint the Sub-Adviser as its sub-adviser for the Fund, and the Sub-Adviser is willing to act in such capacity upon the terms set forth herein; and

         WHEREAS, pursuant to the terms of the Advisory Agreement, the Company has approved the appointment of the Sub-Adviser as the sub-adviser for the Fund.

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Adviser and the Sub-Adviser agree as follows:

         1. The Adviser hereby employs the Sub-Adviser to serve as sub-adviser for, and to manage the investment of the assets of, the Fund as set forth herein. The Sub-Adviser hereby accepts such employment and agrees, for the compensation herein provided, to assume all obligations herein set forth and to bear all expenses of its performance of such obligations (but no other expenses). The Sub-Adviser shall not be required to pay expenses of the Fund, including, but not limited to (a) brokerage and commission expenses; (b) federal, state, local and foreign taxes, including issue and transfer taxes incurred by or levied on the Fund; (c) interest charges on borrowings; (d) the Fund's organizational and offering expenses, whether or not advanced by the Adviser; (e) the cost of other personnel providing services to the Fund; (f) fees and expenses of registering or otherwise qualifying the shares of the Fund under applicable state securities laws; (g) expenses of printing and distributing reports to shareholders; (h) costs of shareholders' meetings and proxy solicitation; (i) charges and expenses of the Fund's custodian and registrar, transfer agent and dividend disbursing agent; (j) compensation of the Company's officers, directors and employees that are not Affiliated Persons or Interested Persons (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules, regulations and releases relating thereto) of the Adviser; (k) legal and auditing expenses; (l) costs of certificates representing common shares of the Fund; (m) costs of stationery and supplies; (n) insurance expenses; (o) association membership dues; (p) the fees and expenses of registering the Fund and its shares with the Securities and Exchange Commission; (q) travel expenses of officers and employees of the Sub-Adviser to the extent such expenses relate to the attendance of such persons at meetings at the request of the Board of Directors of the Company; and (r) all other charges and costs of the Fund's operation unless otherwise explicitly provided herein. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise) have no authority to act for or on behalf of the Fund in any way or otherwise be deemed an agent of the Fund.

         2. The Sub-Adviser shall direct the Company's investments in accordance with applicable law and the investment objectives, policies and restrictions set forth in the Fund's then-effective Registration Statement under the Securities Act of 1933, as amended, including the Prospectus and Statement of Additional Information of the Fund contained therein, subject to the supervision of the Company, its officers and directors, and the Adviser and in accordance with the investment objectives, policies and restrictions from time to time prescribed by the Board of Directors of the Company and communicated by the Adviser to the Sub-Adviser and subject to such further limitations as the Adviser may from time to time impose by written notice to the Sub-Adviser.

         3. The Sub-Adviser shall formulate and implement a continuing program for managing the investment of the Fund's assets, and shall amend and update such program from time to time as financial and other economic conditions warrant. The Sub-Adviser shall make all determinations with respect to managing the investment of the Fund's assets and shall take such steps as may be necessary to implement the same, including the placement of purchase and sale orders on behalf of the Fund.

         4. The Sub-Adviser shall furnish such reports to the Adviser as the Adviser may reasonably request for the Adviser's use in discharging its obligations under the Advisory Agreement, including any reports required pursuant to Rule 17f-5 under the 1940 Act, which reports may be distributed by the Adviser to the Company's Board of Directors at periodic meetings of the Board of Directors and at such other times as may be reasonably requested by the Board of Directors. Copies of all such reports shall be furnished to the Adviser for examination and review within a reasonable time prior to the presentation of such reports to the Company's Board of Directors.

         5. The Sub-Adviser shall select the brokers and dealers that will execute the purchases and sales of securities for the Fund and markets on or in which such transactions will be executed and shall place, in the name of the Fund or its nominee, all such orders.

                  (a) When placing such orders, the Sub-Adviser shall use its best efforts to obtain the best available price and most favorable and efficient execution for the Fund. Where best price and execution may be obtained from more than one broker or dealer, the Sub-Adviser may, in its discretion, purchase and sell securities through brokers or dealers who provide research, statistical and other information to the Sub-Adviser. It is understood that such services may be used by the Sub-Adviser for all of its investment advisory accounts and accordingly, not all such services may be used by the Sub-Adviser in connection with the Fund.

                  It is understood that certain other clients of the Sub-Adviser may have investment objectives and policies similar to those of the Fund, and that the Sub-Adviser may, from time to time, make recommendations that result in the purchase or sale of a particular security by its other clients simultaneously with the Fund. If transactions on behalf of more than one client during the same period increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price or quantity. In such event, the Sub-Adviser shall allocate advisory recommendations and the placing of orders in a manner that is deemed equitable by the Sub-Adviser to the accounts involved, including the Fund. When two or more of the clients of the Sub-Adviser (including the Fund) are purchasing or selling the same security on a given day from the same broker or dealer, such transactions may be averaged as to price.

                  (b) The Sub-Adviser agrees that it will not purchase or sell securities for the Fund in any transaction in which it, the Adviser or any "affiliated person" of the Company, the Adviser or Sub-Adviser or any affiliated person of such "affiliated person" is acting as principal; provided, however, that the Sub-Adviser may effect transactions pursuant to Rule 17a-7 under the 1940 Act in compliance with the Fund's then-effective policies concerning such transactions.

                  (c) The Sub-Adviser agrees that it will not execute any portfolio transactions for the Fund with a broker or dealer or futures commission-merchant which is an "affiliated person" of the Company, the Adviser or the Sub-Adviser or an "affiliated person" of such an "affiliated person" without the prior written consent of the Adviser. In effecting any such transactions with the prior written consent of the Adviser, the Sub-Adviser shall comply with Section 17(e)(1) of the 1940 Act, other applicable provisions of the 1940 Act, if any, the then-effective Registration Statement of the Fund under the Securities Act of 1933, as amended and the Fund's then-effective policies concerning such transactions.

                  (d) The Sub-Adviser shall promptly communicate to the Adviser and, if requested by the Adviser, to the Company's Board of Directors, such information relating to portfolio transactions as the Adviser may reasonably request. The parties understand that the Fund shall bear all brokerage commissions in connection with the purchases and sales of portfolio securities for the Fund and all ordinary and reasonable transaction costs in connection with purchases of such securities in private placements and subsequent sales thereof.

         6. The Sub-Adviser may (at its cost except as contemplated by paragraph 5 of this Agreement) employ, retain or otherwise avail itself of the services and facilities of persons and entities within its own organization or any other organization for the purpose of providing the Sub-Adviser, the Adviser or the Fund with such information, advice or assistance, including but not limited to advice regarding economic factors and trends and advice as to transactions in specific securities, as the Sub-Adviser may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to the Adviser or the Fund, or in the discharge of the Sub-Adviser's overall responsibilities with respect to the other accounts for which it serves as investment manager or investment adviser.

         7. The Sub-Adviser shall cooperate with and make available to the Adviser, the Fund and any agents engaged by the Fund, the Sub-Adviser's expertise relating to matters affecting the Fund.

         8. For the services to be rendered under this Agreement, and the facilities to be furnished for each fiscal year of the Fund, the Adviser shall pay to the Sub-Adviser a monthly management fee at the annual rate of .75% of the Fund's average daily net assets. This fee will be computed based on net assets at the beginning of each day and will be paid to the Sub-Adviser monthly on or before the fifteenth day of the month next succeeding the month for which the fee is paid. The fee shall be prorated for any fraction of a fiscal year at the commencement and termination of this Agreement.

         Pursuant to the Advisory Agreement, the Adviser receives monthly from the Company compensation at the annual rate of .75% of the Fund's average daily net assets. If the Adviser has undertaken in the Company's Registration Statement as filed under the 1940 Act or elsewhere to waive all or part of its fee under the Advisory Agreement or to reduce such fee upon order of the Board of Directors or the vote of a majority of the outstanding voting securities of the Company, the Sub-Adviser's fee payable under this Agreement will be proportionately waived in whole or part.

         9. The Sub-Adviser represents, warrants and agrees that:

                  (a) The Sub-Adviser is registered as an "investment adviser" under the Investment Advisers Act of 1940 (the "Advisers Act") and is currently in compliance and shall at all times continue to comply with the requirements imposed upon it by the Advisers Act and other applicable laws and regulations. The Sub-Adviser agrees to (i) supply the Adviser with such documents as the Adviser may reasonably request to document compliance with such laws and regulations and (ii) immediately notify the Adviser of the occurrence of any event which would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to any applicable law or regulation.

                  (b) The Sub-Adviser will maintain, keep current and preserve on behalf of the Company all records required or permitted by the 1940 Act in the manner provided by such Act. The Sub-Adviser agrees that copies of such records are the property of the Company, and will be surrendered to the Company promptly upon request.

                  (c) The Sub-Adviser will complete such reports concerning purchases or sales of securities on behalf of the Sub-Adviser as the Adviser may from time to time require to document compliance with the 1940 Act, the Advisers Act, the Internal Revenue Code, applicable state securities laws and other applicable laws and regulations or regulatory and taxing authorities in countries other than the United States.

                  (d) After filing with the Securities and Exchange Commission any amendment to its Form ADV, the Sub-Adviser will promptly furnish a copy of such amendment to the Adviser.

                  (e) The Sub-Adviser will immediately notify the Adviser of the occurrence of any event which would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to
         Section 9 of the 1940 Act or any other applicable statute or regulation.

         10. This Agreement shall become effective as of the date first set forth above. Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities or shares of the Fund shall mean the vote of 67% or more of such shares if the holders of more than 50% of such shares are present in person or by proxy or the vote of more than 50% of such shares, whichever is less.

         Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect for a period of two years from the date of its execution, and thereafter shall continue in effect only so long as such continuance is specifically approved at least annually (a) by the Board of Directors of the Company or by the vote of a majority of the outstanding voting securities of the Fund, and (b) by the vote of a majority of the directors who are not parties to this Agreement or Interested Persons of the Adviser, the Sub-Adviser or the Company, cast in person at a meeting called for the purpose of voting on such approval.

         This Agreement may be terminated at any time without the payment of any penalty (a) by the vote of the Board of Directors of the Company or by the vote of the holders of a majority of the outstanding voting securities of the Fund, upon 60 days' written notice to the Adviser and the Sub-Adviser; (b) by the Adviser, upon 60 days' written notice to the Sub-Adviser; or (c) by the Sub-Adviser, upon 60 days' written notice to the Adviser. This Agreement shall automatically terminate in the event of its assignment as defined in the 1940 Act and the rules thereunder; provided, however, that such automatic termination shall be prevented in a particular case by an order of exemption from the Securities and Exchange Commission or a no-action letter of the staff of the Commission to the effect that such assignment does not require termination as a statutory or regulatory matter. This Agreement shall automatically terminate upon completion of the dissolution, liquidation or winding up of the Fund.

         11. No amendment to or modification of this Agreement shall be effective unless and until approved by the vote of a majority of the outstanding shares of the Fund.

         12. This Agreement shall be binding upon, and inure to the benefit of, the Adviser and the Sub-Adviser, and their respective successors.

         13. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         14. To the extent state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Minnesota.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers thereunto duly authorized in multiple counterparts, each of which shall be an original but all of which shall constitute one of the same instrument.

                                         VOYAGEUR ASSET MANAGEMENT LLC


                                         By /s/ Edward J. Kohler
                                            ----------------------------------
                                         Name: Edward J. Kohler
                                         Title: President



                                         SEGALL BRYANT & HAMILL

                                         By /s/ Ralph Segall
                                            ----------------------------------
                                         Name: Ralph Segall
                                         Title: